UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2008
LONGFOOT COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-130110	76-0763470

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Biscayne Boulevard
Suite 950
Miami, Florida 33137
(Address of Principal Executive Office)
Registrant’s telephone number, including area code (305) 573-4112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On August 11, 2008, Longfoot Communications Corp., a Delaware corporation (the “Company”), issued a press release announcing that it had completed its acquisition of Kidville Holdings, LLC. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     Statements contained in the attached press release are made pursuant to the Safe Harbor for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. In these communications, the Company may make certain statements that are forward-looking, such as statements regarding the Company’s future results and plans and anticipated trends in the industry and economies in which the Company operates. These forward-looking statements are the Company’s expectations on the day of the press release, and the Company will make no efforts to update these expectations based on subsequent events or knowledge. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including those contained in the Company’s Annual Report on Form 10-KSB. Should one or more of such risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from the results expressed or implied in any forward-looking statements made by the Company in these communications. These and other risks, uncertainties, and assumptions are detailed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.
     The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press Release issued by the Company on August 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Longfoot Communications Corp.
Date: August 11, 2008	By:	/s/ Andy Stenzler
Andy Stenzler
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by the Company on August 11, 2008.